Exhibit 99.1

3M Completes Acquisition of Acelity, Inc.

Acquisition Expands Presence in Advanced and Surgical Wound Care

ST. PAUL, Minn. – October 11, 2019 – 3M (NYSE: MMM) today announced it has completed the acquisition of Acelity, Inc. and its KCI subsidiaries worldwide from a consortium comprised of funds advised by Apax Partners (the Apax Funds), together with controlled affiliates of the Canada Pension Plan Investment Board (CPPIB) and the Public Sector Pension Investment Board (PSP Investments) for a total enterprise value of approximately $6.7 billion, including assumption of debt and other adjustments. Acelity is a leading global medical technology company focused on advanced wound care and specialty surgical applications marketed under the KCI brand.

“This is an exciting day as we bring together two premier and innovative companies that are focused on delivering comprehensive health care solutions to enable better outcomes for patients,” said 3M chairman and CEO Mike Roman. “We are excited to have the tremendous people of Acelity join the 3M team, and are confident in the value that this acquisition will deliver to our customers and our shareholders. This addition further accelerates 3M as a leader in advanced wound care, which is a significant and growing market segment.”

3M’s Medical Solutions business is focused on applying 3M technologies to deliver safe and effective solutions to improve clinical outcomes and healthcare economics. The business offers a range of integrated solutions that include advanced and acute wound care dressings and products, medical tapes, sterilization products, and patient prep and warming products. These solutions cross the entire continuum of care, enabling better outcomes, improving the patient experience, and delivering strong economic value in today’s value-based care environment.

The Acelity business is well known for creating and growing new segments based on the ability to identify and address unmet clinical needs with KCI-branded products that advance the practice of medicine, beginning with the introduction of V.A.C.® Therapy - groundbreaking Negative Pressure Wound Therapy. Today, KCI product offerings also include advanced wound dressings and negative pressure surgical solutions. KCI’s solutions contribute to better patient outcomes by enhancing wound healing. The business has annual revenue of approximately $1.5 billion with year-to-date organic growth of 5 percent through September 30, 2019.

3M will further discuss this transaction during its upcoming third quarter earnings call on October 24, 2019.

Forward-Looking Statements

This news release contains forward-looking information about 3M’s financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “aim,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “target,” “forecast” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: risks associated with failure to retain key management and employees of Acelity and its subsidiaries; issues or delays in the successful integration of Acelity’s operations with those of 3M, including incurring or experiencing unanticipated costs and/or delays or difficulties, which could result in additional demands on 3M’s resources, systems, procedures and controls, disruption of its ongoing business and diversion of management’s attention from other business concerns; difficulties or delays in the successful transition from the information technology systems of Acelity to those of 3M as well as risks associated with other integration or transition of the operations, systems and personnel of Acelity; failure or inability to implement growth strategies in a timely manner; unfavorable reactions to the transactions from customers, competitors, suppliers and employees; the possibility that certain assumptions with respect to Acelity’s business or the transactions could prove to be inaccurate; worldwide economic, political, regulatory, capital markets, and other external conditions and other factors beyond 3M’s control, including natural and other disasters or climate change affecting the operations of 3M or its customers and suppliers; 3M’s credit ratings and its cost of capital; changes in tax and other laws, regulations, rates and policies; competitive conditions and customer preferences; foreign currency exchange rates and fluctuations in those rates; the timing and market acceptance of new product offerings; the availability and cost of purchased components, compounds, raw materials and energy (including oil and natural gas and their derivatives) due to shortages, increased demand or supply interruptions (including those caused by natural and other disasters and other events); the impact of acquisitions, strategic alliances, divestitures, and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; operational execution, including scenarios where 3M generates fewer productivity improvements than estimated; unanticipated problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to 3M’s information technology infrastructure; financial market risks that may affect 3M’s funding obligations under defined benefit pension and postretirement plans; and legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in 3M's Annual Report on Form 10-K for the year ended Dec. 31, 2018, and any subsequent quarterly reports on Form 10-Q (the “Reports”). Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under “Cautionary Note Concerning Factors That May Affect Future Results” and “Risk Factors” in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports). The information contained in this news release is as of the date indicated. 3M assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

About 3M

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or
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